Exhibit 99.1

Travelport Announces Secondary Offering of Common Shares

Langley, U.K., March 9, 2016 — Travelport (NYSE: TVPT) (the “Company”), a leading Travel Commerce Platform, announced today that certain of the Company’s shareholders (the “Selling Shareholders”) intend to offer in an underwritten public offering an aggregate of 10,604,740 of the Company’s common shares (the “Offering”). The offering consists entirely of secondary shares to be sold by the Selling Shareholders. The Company will not receive any of the proceeds from the shares sold in the Offering.

Credit Suisse is acting as sole underwriter for the offering.

An automatic shelf registration statement (including a prospectus) relating to the common shares was filed with the Securities and Exchange Commission (“SEC”) on November 4, 2015 and became effective upon filing. A copy of the preliminary prospectus supplement relating to the Offering will be filed with the SEC on March 9, 2016. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and accompanying preliminary prospectus supplement may be obtained from Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York, 10010, or by telephone at +1 (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these common shares, nor shall there be any sale of these common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Travelport

Travelport is a Travel Commerce Platform providing distribution, technology, payment, mobile and other solutions for the global travel and tourism industry. With a presence in approximately 180 countries, over 3,700 employees, and an additional 1,200 employees at IGT Solutions Private Ltd. who provide us with application development services, our 2015 net revenue was over $2.2 billion.

Travelport is comprised of:

•	A Travel Commerce Platform through which it facilitates travel commerce by connecting the world’s leading travel providers with online and offline travel buyers in a proprietary business-to-business (B2B) travel marketplace. Travelport has a leadership position in airline merchandising, hotel content and rate distribution, mobile travel commerce and a pioneering B2B payment solution that addresses the needs of travel intermediaries to efficiently and securely settle travel transactions.

•	Technology Services through which it provides critical IT services to airlines, such as shopping, ticketing, departure control and other solutions, enabling them to focus on their core business competencies and reduce costs.

Travelport is headquartered in Langley, U.K. The Company is listed on the New York Stock Exchange and trades under the symbol “TVPT.”

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of our information technology and intellectual property; the impact on travel provider capacity and inventory resulting from consolidation of the airline industry; the impact our outstanding indebtedness may have on the way we operate our business; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as payment and mobile solutions. These and other potential risks and uncertainties that could cause actual results to differ are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 18, 2016, and available on the SEC’s website at www.sec.gov.

Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Travelport Contacts

Investors:

Majid Nazir

Vice President, Investor Relations

Tel: +44 (0)1753 288 857

majid.nazir@travelport.com

Media:

Kate Aldridge

Vice President, Corporate Communications

Tel: +44 (0)1753 288 720

kate.aldridge@travelport.com

2